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                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]



                                    October 3, 1995



Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

RE:  Lockheed Martin Corporation
     Deferred Management Incentive Compensation Plan
     (the "Plan")
     -----------------------------------------------

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers Deferred Compensation Payment Obligations and Reference Units for use in connection with the Plan. As Assistant General Counsel of Lockheed Martin Corporation (the "Corporation"), I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based upon that examination and review, I advise you that in my opinion:

          The Plan is by its terms intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees. To the extent that provisions of the Employee Retirement Income Security Act ("ERISA") apply to unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees, the Plan complies with the requirements of ERISA.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement.

                                           Very truly yours,

                                           LOCKHEED MARTIN CORPORATION


                                           By:/s/ Marian S. Block
                                                  ---------------
                                                  Marian S. Block
                                                  Assistant General Counsel